Exhibit 99.2

PRESS RELEASE

INNOSPEC ANNOUNCES COMPLETION OF US$150,000,000 REFINANCING

Newark, Del. – February 9, 2009 – Innospec Inc. (NASDAQ: IOSP) today announced that the Company has completed its planned refinancing of its existing loan facilities and entered into a new three year US$150,000,000 facilities agreement consisting of a US$50,000,000 term loan, and a US$100,000,000 revolving facility, up to US$50,000,000 of which is available for use by US companies in the Innospec group (“Facilities Agreement”). These debt facilities are fully syndicated and the participating banks include Lloyds TSB, Royal Bank of Scotland, Barclays Bank, Yorkshire Bank and Credit Suisse. This new facility replaces Innospec’s existing facility which was due to expire in June 2009.

The new facilities enabled Innospec to repay amounts outstanding under its previous facilities and contain certain covenants, including requirements that Innospec meet certain financial ratio, such as net debt to EBITDA and net interest rate expense to EBITDA (each as further described in the Facilities Agreement).

Paul Jennings, Innospec’s President and CEO, said, “The completion of Innospec’s planned refinancing in such challenging economic conditions is extremely pleasing and suggests the confidence that the syndicate of banks have in Innospec’s business and credit position going forward. This refinanced facility should enhance Innospec’s liquidity and ability to pursue its business strategy”.

About Innospec Inc.

Innospec Inc. is an international specialty chemicals company with almost 1,000 employees in 23 countries. Innospec manufactures and supplies a wide range of specialty chemicals to markets in the Americas, Europe, the Middle East, Africa and Asia-Pacific. Innospec’s Fuel Specialties business specializes in manufacturing and supplying the fuel additives that help improve fuel efficiency, boost engine performance and reduce harmful emissions. Innospec’s Active Chemicals business provides effective technology-based solutions for our customers’ processes or products focused in the Personal Care; Household, Industrial & Institutional and Fragrance Ingredients markets. Innospec’s Octane Additives business is the world’s only producer of tetra ethyl lead.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements, for example, which address operating performance, events or developments that we expect or anticipate will or may occur in the future (including, without limitation, all of the Company’s guidance for sales, gross margins, net income, growth potential and other measures of financial performance). Although forward-looking statements are believed by management to be reasonable when made, caution should be exercised not to place undue reliance on such statements because they are subject to certain risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, actual results may differ materially from those expressed or implied by such forward-looking statements and assumptions. Risks, assumptions and uncertainties include, without limitation, changes in the terms of trading with significant customers or the gain or loss thereof, changes in the costs and availability of energy, raw materials and other inputs, our ability to continue to achieve organic growth in our fuel specialties and active chemicals businesses, our ability to successfully integrate any acquisitions in our non-Octane Additives businesses, the effects of changing government regulations and economic and market conditions, competition and changes in demand and business and legal risks inherent in the Company’s activities, including political and economic uncertainty, import and export limitations and market risks related to changes in interest rates and foreign exchange rates, government investigations, material fines or other penalties resulting from the Company’s voluntary disclosure to the Office of Foreign Assets Control of the U.S. Department of the Treasury and the Securities and Exchange Commission (“SEC”), U.S. Department of Justice and United Kingdom Serious Fraud Office investigations into the Company’s involvement in the United Nations Oil for Food Program, or other regulatory actions and other risks, uncertainties and assumptions relating to the Company’s business operations and prospects are identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and other reports filed with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Kate Davison

Innospec Inc.

+44-151-348-5825

Kate.Davison@innospecinc.com

Tom Pratt

RF|Binder Partners

+1-212-994-7563

Tom.Pratt@RFBinder.com